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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     FEBRUARY 11, 2003
                                                     -----------------

                                YOUBET.COM, INC.
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               (Exact name of Registrant as Specified in Charter)


          Delaware                     33-13789          95-4627253

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(State of Other Jurisdiction         (Commission       (IRS Employer
      of Incorporation)                File Number)    Identification No.)

         5901 De Soto Avenue, Woodland Hills, California 91367

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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code       (818) 668-2100
                                                   --------------------------



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ITEM 5.   OTHER EVENTS.

On February 11, 2003 Youbet.com, Inc. closed a $2,000,000 private placement financing (the "Private Placement"). The terms of financing include a two-year balloon note carrying an interest rate of 10% per annum and an obligation to assign to the investors two year, previously issued warrants to purchase .667 shares per dollar invested with an exercise price of $.8075 per share. The Private Placement was made to Accredited Investors, as defined in Rule 501(a) of Regulation D, in reliance upon an exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The proceeds from the Private Placement will be used to provide additional working capital .

ITEM 7.       FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A) FINANCIAL STATEMENTS.
         NONE.

     (B) PROFORMA FINANCIAL INFORMATION.
         NONE.

     (C) EXHIBITS.

10.1 Form of Note Purchase Agreement related to the Private Placement of $200,000 Notes on February 11, 2003.
10.2   Note in the amount of $500,000 issued to Fern Hill Capital.
10.3   Note in the amount of $250,000 issued to Emanuel E. Geduld.
10.4   Note in the amount of $500,000 issued to Richard Gilder
10.5   Note in the amount of $250,000 issued to Morton Jennings, LLC.
10.6   Note in the amount of $264,500 issued to Zweig-DiMenna International LTD.
10.7   Note in the amount of $4,600 issued to Zweig-DiMenna Investors L.P.
10.8   Note in the amount of $148,700 issued to Zweig-DiMenna Partners, L.P.
10.9   Note in the amount of $30,700 issued to Zweig-DiMenna Select, L.P.
10.10  Note  in  the   amount  of   $51,500   issued  to  Zwieg-DiMenna  Special
       Opportunities, L.P.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            YOUBET.COM, INC.

Date:    March 4, 2003                      By:
                                              ------------------------------
                                            Name: Charles Champion
                                            Title:   President




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